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On July 10, 2006, Patricia F. Russo, Chairman and Executive Chief Officer of
Lucent Technologies Inc. issued the following update to employees:



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                       LUCENT TECHNOLOGIES TODAY NEWSFLASH

                              Monday, July 10, 2006

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In This Issue: A Message from Pat Russo

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Dear Colleagues,

      Today, we made two significant announcements.

      First, we announced that we expect revenues for the third quarter of fiscal 2006, which ended June 30, 2006, to be approximately $2.04 billion, subject to the completion of our quarterly closing process. This compares with revenues of $2.14 billion in the second quarter of fiscal 2006 and $2.34 billion in the year-ago quarter. During the third quarter, our North American mobility business was adversely impacted by a slowdown in spending on some of our current-generation wireless solutions. As well, our year-to-date results also have been affected to some extent by delays in spending that we believe are attributable to the consolidation efforts of certain customers.

      Clearly, these are disappointing results.

      Our industry is undergoing a great deal of change. Consolidation among some of our largest customers and the transition period that always accompanies the adoption of next-generation technologies are just two of the factors that are putting pressure on our revenues. That being said, telecom is an industry still ripe with tremendous opportunity. For example, we expect investment in both CDMA and UMTS to increase going forward, driven by the introduction of EV-DO RevA and HSDPA (High-Speed Downlink Packet Access) solutions. As a result, assuming that our EV-DO RevA and HSDPA rollouts remain on track, we expect that mobility deployments in North America will enable us to make the fourth quarter our highest quarterly revenue period for fiscal year 2006 by a significant margin. Additionally, we believe that consolidation will lead to not only challenges but also opportunities going forward as service providers look to us to help them integrate their large, complex networks. Our job is to keep finding new revenue streams -- and maximizing the existing ones -- so we can come to Day One of our merger with Alcatel with the wind at our backs.

      This brings me to our second announcement.

      Lucent and Alcatel jointly provided an update on our ongoing integration work and announced that we are on track to complete our merger by the end of calendar year 2006, which is within the six- to 12-month timeframe originally announced on April 2. In recent weeks, we have achieved a number of significant milestones, including satisfying some regulatory conditions to the proposed merger. This is very encouraging news.

      As we stated in the press release, the business model and the associated organization of the combined company are now defined and will be implemented immediately upon closing. The combined company will address carrier, enterprise and service markets with a strong focus on end-to-end solutions maximizing the value to customers.

      The overall business will be segmented into Business Groups structured along the global requirements of those three markets, while a decentralized regional organization will provide strong local support to customers. Both the Business Groups and the regions will have P&L (profit and loss) responsibility.

      The Carrier Business Groups, headed by Etienne Fouques will consist of:

      - Wireless, headed by Mary Chan,

      - Wireline, headed by Michel Rahier,

      - Convergence, headed by Marc Rouanne,

      The Enterprise Business Group will be headed by Hubert de Pesquidoux.

      The Service Business Group will be headed by John Meyer.

      The company will have four geographic regions:

      - Europe and North, headed by Vince Molinaro,

      - Europe and South, headed by Olivier Picard,

      - North America, headed by Cindy Christy,

      - Asia-Pacific, headed by Frederic Rose.

(NOTE: The press release includes further details on the four regions and can be accessed at http://www.lucent.com/ http://www.lucent.com/press/0706/060710.coc.html press/0706/060710.coc.html. The integration announcement also contains updates on regulatory milestones and cost synergies.)

      As previously announced, the company will have a management committee which will be headed by me as CEO. The members of this committee will include Etienne Fouques, senior executive vice president of the Carrier Group; Frank D'Amelio, senior executive vice president Integration and chief administrative officer; Jean-Pascal Beaufret, chief financial officer; Claire Pedini, senior vice president, Human Resources and Communication; and Mike Quigley. Mike Quigley has decided for personal reasons to assume a different role for the combined company. He will focus on the strategic direction of the company and will become president, Science Technology and Strategy. In this capacity he will devote his attention to assuring that strategic investments align with evolving market opportunities

      Lastly, the corporate center reporting structure and leadership will be announced at a later date and as soon as possible.

      As you can see, our joint integration teams are well on their way to helping create a world-class organization that will deliver the best of both companies to customers around the world and create enhanced value for shareholders.

      Let me close by emphasizing how important it is that we deliver a strong fourth quarter. We have the right people, products and services to capitalize on the opportunities before us. I ask that we all remain focused and energized in the months ahead. With the exciting prospect of the merger transaction with Alcatel on the horizon and moving closer to completion, we must continue to be laser-focused on delivering our Q4 results.

Sincerely,

Pat


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SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION

This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.


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Lucent Technologies Today is published by Lucent PR for the people of Lucent. It is not intended for external audiences.



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